EXHIBIT 99.1
                                                                    ------------

                       [PRIVATEBANCORP, INC. LETTERHEAD]

                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

                       PRIVATEBANCORP, INC. TO PRESENT AT
              THE RAYMOND JAMES INSTITUTIONAL INVESTORS CONFERENCE

         Chicago, IL, March 7, 2005 - PrivateBancorp, Inc. (NASDAQ: PVTB) today announced that the Company's management is scheduled to deliver a presentation at The Raymond James Institutional Investors Conference in Orlando, Florida, on March 8, 2005 at 1:40 p.m. Eastern Time.

         A live webcast of the presentation will be available at the following address: http://www.wsw.com/webcast/rjii05/pvtb. Investors may also access the webcast of the presentation at the Company's website at http://www.pvtb.com during the conference and for 30 days following the conference.

         Listeners should go to the website at least 15 minutes before the event to download and install any necessary audio software. There is no charge to access the event.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank - St. Louis, and a mortgage company, The PrivateBank Mortgage Company. The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel, LLC. The Company, which had assets of $2.5 billion at December 31, 2004, currently has banking offices in downtown Chicago, Chicago's Gold Coast, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri and Milwaukee, Wisconsin.

         Addition information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.pvtb.com.

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